UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2008
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 8, 2008, White Mountains Insurance Group, Ltd. (“White Mountains”) entered into an exchange agreement with Berkshire Hathaway Inc. (“Berkshire Hathaway”) to transfer certain runoff businesses and a substantial amount of cash to Berkshire Hathaway in exchange for substantially all of the common shares of White Mountains owned by Berkshire Hathaway.  Under the terms of the agreement, Berkshire Hathaway would exchange all or substantially all of its 16.3% stake in White Mountains (1,724,200 common shares) for 100% of a White Mountains subsidiary, which will hold Commercial Casualty Insurance Company, International American Group, Inc. and $751 million in cash, subject to adjustment.

The Exchange Agreement and the related Tax Matters Agreement between the parties are attached hereto as Exhibits 2.1 and 2.2, respectively.

ITEM 8.01          Other Events

On March 10, 2008, White Mountains announced that it had entered into an exchange agreement with Berkshire Hathaway by issuing a press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01          Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are filed herewith, except for exhibit 99.1, which is furnished herewith:

Exhibit Number	Description
2.1	Exchange Agreement dated as of March 8, 2008, by and among Berkshire Hathaway Inc., General Reinsurance Corporation, White Mountains Insurance Group, Ltd. and Railsplitter Holdings Corporation
2.2	Tax Matters Agreement dated as of March 8, 2008, by and among Berkshire Hathaway Inc., General Reinsurance Corporation, White Mountains Insurance Group, Ltd. and Railsplitter Holdings Corporation
99.1	Press release of White Mountains Insurance Group, Ltd. dated March 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: March 10, 2008	By:	/s/ J. BRIAN PALMER J. Brian Palmer Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Exchange Agreement dated as of March 8, 2008, by and among Berkshire Hathaway Inc., General Reinsurance Corporation, White Mountains Insurance Group, Ltd. and Railsplitter Holdings Corporation
2.2	Tax Matters Agreement dated as of March 8, 2008, by and among Berkshire Hathaway Inc., General Reinsurance Corporation, White Mountains Insurance Group, Ltd. and Railsplitter Holdings Corporation
99.1	Press release of White Mountains Insurance Group, Ltd. dated March 10, 2008